EX-99.e.1.ii

AMENDMENT NO. 2 TO
SCHEDULE I
TO THE DISTRIBUTION AGREEMENT

AS OF APRIL 28, 2017

This Schedule to the Distribution Agreement between Delaware VIP Trust and Delaware Distributors, L.P. originally entered into as of May 20, 2003 and amended and restated on January 4, 2010 (the “Agreement”) lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Class.

Series Name	Class Names	Total 12b-l Plan Fee Rate (per annum of the Series’ average daily net assets represented by shares of the Class)	Portion designated as Service Fee Rate (per annum of the Series’ average daily net assets represented by shares of the Class)	Effective Date
Delaware VIP Diversified Income Series	Standard Class			May 20, 2003
	Service Class	.30%		May 20, 2003
Delaware VIP Emerging Markets Series	Standard Class			April 19, 2001
	Service Class	.30%		April 19, 2001
Delaware VIP High Yield Series	Standard Class			April 19, 2001
	Service Class	.30%		April 19, 2001
Delaware VIP International Value Equity Series	Standard Class			April 19, 2001
	Service Class	.30%		April 19, 2001
Delaware VIP Limited-Term Diversified Series	Standard Class			April 19, 2001
	Service Class	.30%		April 19, 2001
Delaware VIP REIT Series	Standard Class			April 19, 2001
	Service Class	.30%		April 19, 2001
Delaware VIP Small Cap Value Series	Standard Class			April 19, 2001
	Service Class	.30%		April 19, 2001
Delaware VIP Smid Cap Core Series (formerly, Delaware VIP Smid Cap Growth Series)	Standard Class			April 19, 2001
	Service Class	.30%		April 19, 2001
Delaware VIP U.S. Growth Series	Standard Class			April 19, 2001
	Service Class	.30%		April 19, 2001
Delaware VIP Value Series	Standard Class			April 19, 2001
	Service Class	.30%		April 19, 2001

DELAWARE DISTRIBUTORS, L.P.

DELAWARE DISTRIBUTORS, INC., General Partner

By:        /s/ BRETT D. WRIGHT

Name:   Brett D. Wright

Title:     President

DELAWARE VIP TRUST

on behalf of the Series listed on Schedule I

By:        /s/ SHAWN K. LYTLE

Name:   Shawn K. Lytle

Title:     President and Chief Executive Officer